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                                                                    EXHIBIT 5


                          STOLL, KEENON & PARK, LLP
                      300 West Vine Street, Suite 2100
                          Lexington, Kentucky 40507
                               (859) 231-3683
                          Facsimile: (859) 253-1093


                                April 22, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  RE: Delta Natural Gas Company, Inc.
                      Registration Statement


Ladies and Gentlemen:

         We are acting as counsel to Delta Natural Gas Company, Inc., a Kentucky corporation ("Delta"), in connection with the issuance and sale by Delta of up to 600,000 shares (the "Shares") of $1 par value common stock (the "Common Stock"). A Registration Statement (Reg. No. 333-104301) on Form S-2 and Pre-Effective Amendment No. 1 to the Registration Statement with respect to the Shares has been filed by Delta with the Securities and Exchange Commission.

         In our capacity as counsel to Delta, we have familiarized ourselves with the corporate affairs of Delta and are familiar with the actions taken by Delta in connection with the aforementioned issuance and sale. We have examined the original or certified copies of all such records of Delta and all such agreements, certificates of public officials, certificates of officers or representatives of Delta and others and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of Delta and others.

         Based upon the foregoing, it is our opinion that:

         1. Delta is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky.

         2. The Shares have been legally authorized by Delta and will, when sold, be legally issued, fully paid and non-assessable shares of Delta's Common Stock.


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         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and Pre-Effective Amendment No. 1 thereto. We also hereby consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                          Very truly yours,

                                          STOLL, KEENON & PARK, LLP

                                          By: /s/ RUTHEFORD B. CAMPBELL, JR.
                                             -------------------------------
                                                 Rutheford B. Campbell, Jr.




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